Exhibit 10.1 [**] Certain information has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT This Seventh Amendment (this “Amendment”) to the Loan Agreement (as defined herein) is entered into as of March 27, 2025 (the “Seventh Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders party hereto from time to time including OXFORD FINANCE CREDIT FUND II, LP, by its manager Oxford Finance Advisors, LLC (“Credit Fund II”), OXFORD FINANCE CREDIT FUND III, LP, by its manager Oxford Finance Advisors, LLC (“Credit Fund III”), OXFORD FINANCE FUNDING IX, LLC (“Funding IX”), OXFORD FINANCE FUNDING XIII, LLC (“Funding XIII”), and OXFORD FINANCE FUNDING 2023-1, LLC (“Funding 2023-1”; together with Credit Fund II, Credit Fund III, Funding IX, and Funding XIII, each a “Lender” and collectively, the “Lenders”), LEXICON PHARMACEUTICALS, INC. (“Parent”) and LEXICON PHARMACEUTICALS (NEW JERSEY), INC. (“Lex-NJ”), each a Delaware corporation with offices located at 2445 Technology Forest Blvd., 11th Floor, The Woodlands, TX 77381 (Parent and Lex-NJ, individually and collectively, jointly and severally, “Borrower”). WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of March 17, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; WHEREAS, on or about the date hereof, Parent is entering or has entered into that certain Exclusive License Agreement with NOVO NORDISK A/S., a corporation organized and existing under the laws of Denmark (“Novo Nordisk”) (strictly in the form attached hereto as Exhibit A and without any amendments thereto, the “Novo License Agreement”); WHEREAS, Borrower has requested that Collateral Agent and Lenders consent to entry by Borrower into the Novo License Agreement and the consummation by Borrower of the transactions set forth therein, to the extent that such consent may be required pursuant to Section 7.1 or Section 7.5 of the Loan Agreement; WHEREAS, Collateral Agent and Lenders have agreed to provide such consent, but only to the extent set forth herein, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein; and WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows: 2 1. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement. 2. Subject to the terms and conditions hereof, Collateral Agent and Lenders hereby consent to Borrower’s entry into the Novo License Agreement and the consummation of the transactions set forth therein, to the extent that such consent is required pursuant to Section 7.1 or Section 7.5 of the Loan Agreement. 3. Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows: (b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal (in accordance with the applicable repayment schedule described in clause (3) below), together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined pursuant to Section 2.3(a), and (3) a repayment amortization schedule equal to (A) twelve (12) months, if the [**] Event does not occur, or (B) twenty-three (23) months, if the [**] Event occurs, in the amounts set forth in Schedule 2.2(b) hereto. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d). 4. Section 2.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows: (d) Permitted and Certain Required Prepayment of Term Loans. (i) Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the applicable Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses that are due and payable hereunder and interest at the Default Rate with respect to any past due amounts. (ii) Notwithstanding anything herein to the contrary, Borrower shall on or prior to the Required Prepayment Date prepay part of Term Loans advanced by the Lenders 3 under this Agreement to each Lender in accordance with its respective Pro Rata Share, by paying an amount of (A) Forty Five Million Dollars ($45,000,000) which shall be applied to: (i) prepayment of Forty Two Million Fifty Six Thousand Seventy Four Dollars and Seventy Seven Cents ($42,056,074.77) of the principal amount of Term Loans outstanding and (ii) payment of the applicable Final Payment with respect to the aforementioned principal amount (calculated as Two Million Nine Hundred Forty Three Thousand Nine Hundred Twenty Five Dollars and Twenty Three Cents ($2,943,925.23)), (B) all accrued and unpaid interest on such principal amount through the date of the prepayment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts; provided, however, the Prepayment Fee with respect to the portion of the Term Loans prepaid pursuant to this Section 2.2(d)(ii) shall be deemed waived upon their timely prepayment in the full amount set forth herein. For the purposes of clarity, such partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis. (iii) Notwithstanding anything herein to the contrary, if the [**] Event does not occur, Borrower shall on or prior to [**], prepay part of the Term Loans advanced by the Lenders under this Agreement to each Lender in accordance with its respective Pro Rata Share, by paying an amount of (A) Three Million Dollars ($3,000,000) which shall be applied to: (i) prepayment of Two Million Eight Hundred Three Thousand Seven Hundred Thirty Eight Dollars and Thirty Two Cents ($2,803,738.32) of the principal amount of Term Loans outstanding and (ii) payment of the applicable Final Payment with respect to the aforementioned principal amount (calculated as One Hundred Ninety Six Thousand Two Hundred Sixty One Dollars and Sixty Eight Cents ($196,261.68)), (B) all accrued and unpaid interest on such principal amount through the date of the prepayment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts; provided, however, that if the [**] Event does not occur and Borrower receives [**], then, within three (3) Business Days following the receipt of such [**], Borrower shall additionally prepay part of the Term Loans advanced by the Lenders under this Agreement to each Lender in accordance with its respective Pro Rata Share, by paying an amount of (A) Five Million Dollars ($5,000,000) which shall be applied to: (i) prepayment of Four Million Six Hundred Seventy Two Thousand Eight Hundred Ninety Seven Dollars and Twenty Cents ($4,672,897.20) of the principal amount of Term Loans outstanding and (ii) payment of the applicable Final Payment with respect to the aforementioned principal amount (calculated as Three Hundred Twenty Seven Thousand One Hundred Two Dollars and Eighty Cents ($327,102.80)), (B) all accrued and unpaid interest on such principal amount through the date of the prepayment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts; provided further that the Prepayment Fee with respect to the portion of the Term Loans prepaid pursuant to this Section 2.2(d)(iii) shall be deemed waived upon their timely prepayment in the full amount set forth herein. For the purposes of clarity, such partial prepayments shall be applied pro-rata to all outstanding amounts 4 under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis. 5. Section 6.2(a)(v) of the Loan Agreement is hereby amended and restated in its entirety as follows: (v) within ten (10) Business Days following the end of each calendar month, a Summary Cash Report substantially in the form attached hereto as Exhibit E (the “Summary Cash Report”), certified by a Responsible Officer and attaching bank statements for each Collateral Account subject to a Control Agreement in favor of Collateral Agent for the most recently ended calendar month. 6. Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety as follows: 6.10 Financial Covenants. (a) From and after the Seventh Amendment Date, tested monthly, Borrower shall maintain at all times minimum unrestricted cash, cash equivalents, short-term investments, and restricted cash in Collateral Accounts subject to Control Agreements in favor of Collateral Agent, inclusive of the Required Minimum Amount to be maintained in the Blocked Account, in an amount equal to not less than the greater of (i) fifty percent (50.00%) of the outstanding principal amount of all Term Loans advanced to Borrower and (ii) the Required Minimum Amount. Testing shall be determined by reference to the most recent Summary Cash Report in the form attached hereto as Exhibit E and related bank statements delivered to Collateral Agent. (b) By no later than fifteen (15) Business Days after the Seventh Amendment Date, Borrower shall establish the Blocked Account and transfer the Required Minimum Amount into the Blocked Account. 7. Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows: 8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, (b) comply with its obligations under Section 2.2(d)(ii) or Section 2.2(d)(iii) or (c) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period); 8. Section 13.1 of the Loan Agreement is hereby amended by adding the following definition thereto in alphabetical order:

5 “[**] Event” is the receipt by Borrower, on or after the Seventh Amendment Date and on or prior to [**], of unrestricted net cash proceeds of not less than [**] from [**], provided such payment shall be in addition to and not under any payments received by Borrower pursuant to the Novo License Agreement. “Blocked Account” is a Collateral Account of Borrower that is subject to a blocked account control agreement in favor of Collateral Agent, in such form and substance as are satisfactory to Collateral Agent and from which account no withdrawals may be made without Collateral Agent’s consent (which consent Collateral Agent may withhold in its sole discretion) with the exception of withdrawals of interest income earned by the balance maintained in the blocked account. “Novo License Agreement” is defined in the Seventh Amendment. “Required Minimum Amount” is Twenty Nine Million Dollars ($29,000,000.00). “Required Prepayment Date” is the earlier of (i) the date that is three (3) Business Days after the receipt by Borrower of the upfront fee set forth in Section 7.1 of the Novo License Agreement and (ii) the date that is 18 days immediately after the Effective Date (as defined in the Novo License Agreement), which in either case may be no later than April 18, 2025. “Seventh Amendment” is that certain Seventh Amendment to this Agreement entered into by and among Lenders, Collateral Agent and Borrower on March 27, 2025. “Seventh Amendment Date” is defined in the Seventh Amendment. 9. Section 13.1 of the Loan Agreement is hereby further amended by amending and restating the following definitions therein as follows: “Amortization Date” is May 1, 2027; provided that, if the [**] Event does not occur, “Amortization Date” shall mean December 1, 2026. “Maturity Date” is March 1, 2029; provided that, if the [**] Event does not occur, “Maturity Date” shall mean November 1, 2027. “Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares. For the avoidance of doubt, the calculation of any Final Payment shall not include the principal amount prepaid in accordance with Section 2.2(d)(ii) and Section 2.2(d)(iii) if a Final Payment based on such principal amount was made at the time of such prepayment. 6 10. Schedule 2.2(b) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.2(b) attached hereto. 11. Exhibit C to the Loan Agreement is hereby amended and restated as set forth on Exhibit C hereto. 12. Exhibit E to the Loan Agreement is hereby amended and restated as set forth on Exhibit E hereto. 13. Limitation of Amendment. e. The consents and the amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document. f. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. 14. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows: a. Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing; b. Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; c. The organizational documents of Borrower delivered to Collateral Agent on the Effective Date and subsequently delivered to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; d. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized; 7 e. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower; f. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and g. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights. 15. Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. 16. The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof. 8 17. This Amendment shall be deemed effective as of the Seventh Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) Collateral Agent’s receipt of the fully executed Novo License Agreement and (c) payment by Borrower of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts. 18. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. 19. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York. [Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to the Loan Agreement to be executed as of the date first set forth above. BORROWER: LEXICON PHARMACEUTICALS, INC. By Name: Title: LEXICON PHARMACEUTICALS (NEW JERSEY), INC. By Name: Title: COLLATERAL AGENT: OXFORD FINANCE LLC By Name: Title: LENDERS: OXFORD FINANCE FUNDING I, LLC OXFORD FINANCE FUNDING IX, LLC OXFORD FINANCE FUNDING XIII, LLC OXFORD FINANCE FUNDING 2023-1, LLC, as Lender By: Oxford Finance LLC, as its Servicer By Name: Title: OXFORD FINANCE CREDIT FUNDING TRUST II By: Oxford Credit Fund II LP, as its Servicer By: Oxford Finance Advisors, LLC, as its Manager By Name: Title: OXFORD FINANCE CREDIT FUND III LP By: Oxford Finance Credit Fund III LP, as its Collateral Manager By: Oxford Finance Advisors, LLC, as its Manager By Name: Title: OXFORD FINANCE CREDIT FUND III 2024-A LP, as Lender By: Oxford Finance Advisors, LLC, as its Servicer By Name: Title: Exhibit A Novo License Agreement [**] Exhibit C EXHIBIT C Compliance Certificate TO: OXFORD FINANCE LLC, as Collateral Agent and Lender OXFORD FINANCE FUNDING I, LLC, as Lender OXFORD FINANCE FUNDING IX, LLC, as Lender OXFORD FINANCE FUNDING XIII, LLC, as Lender OXFORD FINANCE FUNDING 2023-1, LLC, as Lender OXFORD FINANCE CREDIT FUNDING TRUST II, as Lender OXFORD FINANCE CREDIT FUND III LP, as Lender OXFORD FINANCE CREDIT FUND III 2024-A LP, as Lender FROM: LEXICON PHARMACEUTICALS, INC., for itself and on behalf of each Borrower The undersigned authorized officer (“Officer”) of LEXICON PHARMACEUTICALS, INC. (for itself and on behalf of each Borrower party to the Loan Agreement (as defined below), “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement), (a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (b) There are no Events of Default, except as noted below; (c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. (d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement; (e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under "Complies" column.

	Reporting Covenant	Requirement	Actual	Complies		
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 45 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	Summary Cash Report	Monthly within 10 Business Days		Yes	No	N/A
8)	IP Report	When required		Yes	No	N/A
9)	Total amount of Borrower's cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
10)	Total amount of Borrower's Subsidiaries' cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
11)	Total amount of cash and other assets maintained at Lion as of the last day of the measurement period	Total amount not to exceed $10,000 at any time per Section 7.12 of the Loan Agreement	$________	Yes	No	N/A
12)	Total amount of Investments made by Borrower in Lion during the current fiscal year as of the last day of the measurement period	Total amount not to exceed $10,000 in any fiscal year per Permitted Investments (k)(ii) of the Loan Agreement	$________	Yes	No	N/A

<u>Deposit and Securities Accounts</u>
(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?	
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No

3)		Yes	No	Yes	No
4)		Yes	No	Yes	No

Financial Covenants*

	Covenant	Requirement	Actual	Compliance	
1)	Minimum Cash in Blocked Account	See Section 6.10(a)	_____	Yes	No

*Borrower shall always comply with the most restrictive unrestricted cash covenant as is required by any term of this Agreement.

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No
2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No
3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No
4)	Have there been any material amendments of or other material changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions." Attach separate sheet if additional space needed.)

LEXICON PHARMACEUTICALS, INC.,
for itself and on behalf of each Borrower

By _________
Name: ________
Title: _________

Date:________

LENDER USE ONLY

Received by:_________ Date: ____

Verified by: _________ Date: ____

Compliance Status: Yes No

Exhibit E

Summary Cash Report

1. Most recent month-end date for which this Summary Cash Report applies:

____

2. Total unrestricted cash, cash equivalents, and short-term investments balance as of the date indicated above:

$ ____________________________

3. Blocked Account restricted cash as of the date indicated above:

$ ____________________________

4. Pursuant to section 6.2(a)(v)(i), have all bank statements underlying this Summary Cash Report been attached and delivered on time? Indicate yes or no.

Yes: ____________________ No: ____________________

Schedule 2.2(b) [**]